Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-203604, 333-107114, 333-132036 and post-effective amendment No. 1 to Form S-8 No. 033-64187) on Form S-8 of our report dated June 21, 2017 appearing in the annual report on Form 11-K of The Lincoln Electric Company Employee Savings Plan for the year ended December 31, 2016.

/s/ Plante & Moran, PLLC

Cleveland, Ohio
June 21, 2017